Exhibit 10.33

ASSIGNMENT OF INVENTION AND PATENT APPLICATION

PARTIES

Whereas, I, Christine Ichim (“ASSIGNOR”), a natural person and residing at 12685 Campo Road, Spring Valley CA 91978 desire to assign any and all ownership interest in the inventions described in U.S. Patent Application Serial No. 13/652,395, filed on October 15th, 2012, “Modulation of NR2F6 and methods and uses thereof” known as the “Invention”.

Whereas, Regen Biopharma, Inc. (“ASSIGNEE”), a Nevada corporation whose address is 4700 Spring Street, St 304, La Mesa, California 91942 desires to acquire the entire right, title, and interest in and to the Invention.

REPRESENTATION OF ASSIGNOR

ASSIGNOR represents that she currently holds sole right, title, and interest in United States Patent Application 13/652,395.

ASSIGNMENT

Now therefore, for the Consideration listed below, ASSIGNOR hereby acknowledges that they have sold, assigned, transferred, and set over, and by these presents do hereby sell, assign, and transfer, and set over unto ASSIGNEE and its successors and assigns, the entire 100% of the following:

(A) any of ASSIGNOR’S right, title and interest in and to the Invention described in Patent Application Serial No. 13/652,395;

(B) any patent or reissues of any patent that may be granted thereon;

(C) ASSIGNOR authorizes and requests the Commissioner for Patents to issue any resulting patent(s) as follows: 0% to ASSIGNOR and 100% to ASSIGNEE; and

(D) any applications which are non-provisionals, continuations, continuations-in-part, substitutes, or divisions of Patent Application Serial No. 13/652,395.

CONSIDERATION

As Consideration, ASSIGNOR shall be issued One Hundred Thousand Common Shares of the ASSIGNEE for the rights to Application Serial No. 13/652,395,

ASSIGNOR DUTIES AND RIGHTS

ASSIGNOR hereby further sells, assigns, transfers and sets over unto ASSIGNEE, 100% of ASSIGNOR’S entire right, title, and interest in and to said Invention in each and every country foreign to the United States; and ASSIGNOR further conveys to ASSIGNEE the above percentage of all priority rights resulting from the above-identified application for United States patent.

ASSIGNOR agrees to execute all papers, give any required testimony, and perform other lawful acts as ASSIGNEE may require to enable ASSIGNEE to perfect ASSIGNEE’S interest in any resulting patent of the United States and countries foreign thereto, and to acquire, hold, enforce, convey, and uphold the validity of said patent and reissues and extensions thereof, and ASSIGNEE’S interest therein.

ASSIGNOR further agrees to cooperate with ASSIGNEE in the preparation, drafting, filing, and prosecution of all applications for patent, provisional and nonprovisional, and foreign counterparts. If ASSIGNEE does not wish to file a particular patent application that claims priority back to Patent Application Serial No. 13/652,395, they agree to assign the rights back to ASSIGNOR who can pursue a patent application at her own expense.

ASSIGNOR further agrees to amend or, if in the determination of the ASSIGNEE an amendment is not feasible, prepare a continuation of Patent Application Serial No. 13/652,395 encompassing the Invention which shall include SiRNA which shall be assigned to ASSIGNEE

SPECIFIC PERFORMANCE

Any breach of this Agreement may result in irreparable damage to ASSIGNEE for which ASSIGNEE will not have an adequate remedy at law. Accordingly, in addition to any other remedies and damages available, ASSIGNOR acknowledges and agrees that ASSIGNEE may immediately seek enforcement of this Agreement by means of specific performance or injunction, without any requirement to post a bond or other security.

EXECUTION

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

ENTIRE AGREEMENT

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement

GOVERNING LAW, VENUE, WAIVER OF JURY TRIAL

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

In testimony whereof ASSIGNOR and ASSIGNEE intending to be legally bound hereunto affixes their signatures below.

ASSIGNOR

/s/ Christine Ichim	11/20/2014
Christine Ichim	(Date)

ASSIGNEE

/s/ David Koos	11/20/2014
David Koos	(Date)
Chairman & CEO
Regen BioPharma, Inc.